Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)

System1, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share, to be issued under System1, Inc. 2022 Incentive Award Plan	Rules 457(c) and 457(h)	2,955,416 (2)	$0.31	$916,179	0.0001531	$140.27
	Total Offering Amounts		2,955,416	$0.31	$916,179		$140.27
	Total Fee Offsets						—
	Net Fee Due						$140.27

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) covers any additional number of shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of System1, Inc. (the “Company”) that become issuable under the System1, Inc. 2022 Incentive Award Plan (the “2022 Plan”) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2) Represents (i) 2,309,135 shares of Common Stock that became available for issuance under the 2022 Plan on January 1, 2025, pursuant to an automatic annual increase provision therein and (ii) 646,281 shares of Common Stock that have again become available for issuance under the 2022 Plan pursuant to its terms upon the forfeiture, expiration, lapse, termination, repurchase for an amount not greater than the purchase price or settlement in cash of awards previously granted under the 2022 Plan or upon the Company withholding shares of Common Stock to satisfy tax withholding obligations with respect to awards previously granted under the 2022 Plan, in each case, through March 31, 2025.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the New York Stock Exchange on April 17, 2025, which date is within five business days prior to the filing of this Registration Statement.